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                                                                  EXHIBIT 23(g)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1997, with respect to the financial statements of MERCER Equipment Company in Amendment No. 3 to the Registration Statements (Form S-1 No. 333-39117) and the related Prospectus of United Rentals, Inc. for the registration of 7,000,000 shares of its common stock filed with the Securities and Exchange Commission on December 18, 1997.

                                          /s/ Webster, Duke & Co. PA

Charlotte, North Carolina

December 17, 1997